EMPLOYMENT AGREEMENT


         AGREEMENT, dated as of April 16, 1997, between WORLDWIDE FOOTBALL MANAGEMENT, INC. a Delaware corporation having its principal offices at 29 Northfield Avenue, West Orange, New Jersey 07052 (the "Corporation"), and JOEL SEGAL ("Employee") residing at 330 East 75th Street, New York, New York 10021.

                                               W I T N E S S E T H:

     WHEREAS, the Corporation is a subsidiary of Worldwide Entertainment & Sports Corp. ("WW");

         WHEREAS, the Corporation engages in the business of providing career management, professional representation, contract negotiation, the identification and procurement of endorsements and personal appearances, business management and related services as well as the development of non-professional football related opportunities for professional football players (the "Corporation's Business");

         WHEREAS, the Employee has significant experience in the Corporation's Business and the Corporation wishes to assure itself of the continued availability of the advice and services of Employee in connection with the Corporation's Business; and

         WHEREAS, Employee wishes to be employed by the Corporation;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

         1. Employment and Term. Subject to the terms and conditions of this Agreement, the Corporation shall employ Employee, and Employee hereby accepts employment by the Corporation, for a period of five (5) years.

         2.       Employee's Duties; Employee's Representations and Warranties.

                  (a) Employee shall serve the Corporation as its President and as a Director and in such other executive capacities as may be determined by either the Chairman of the Board of Directors of the Corporation or the Chief Executive Officer and President of WW and as are consistent with the performance of his duties hereunder. Employee shall perform and be responsible for the
provision  of  such  executive,   administrative,   client  development,  client
managerial, marketing and other services and duties (including, without limitation, the preparation of periodic reports regarding the business and affairs of the Corporation), as are required by or incidental to the positions he holds or as may, from time to time, be requested by the Chairman of the Board of Directors of the Corporation, the Board of Directors of WW, or the Chief Executive Officer or President of WW, and the Employee shall report directly to such persons. During the term of this Agreement, Employee shall devote his entire business time, attention and energies, on a full-time basis, to the Corporation's

Business and he shall not be required by the Corporation to relocate his permanent residence from New York City for the performance of his duties hereunder. The foregoing notwithstanding, the Employee shall be permitted to dedicate up to 5 hours per week toward serving as a law professor at Hofstra Law School. The income Employee derives from teaching at Hofstra shall not be subjected to the terms of this Agreement.

     (b) As of the date hereof, the Employee represents and warrants to the Corporation as follows:

                           (i) Employee is currently listed by the National Football League Players Association ("NFLPA") as being a duly certified player agent. Except as set forth in Schedule A to the disclosure letter of the Employee dated the date hereof (the "Disclosure Letter"); (A) the Employee is in good standing in accordance with his role as exclusive bargaining agent for NFL players; (B) Employee is duly registered, or within sixty (60) days of the date hereof, shall be registered and in good standing with all amateur and professional sports agencies and organizations, and all state and local governmental or regulatory agencies necessary for the performance of the Employee's duties hereunder; (C) Employee is not aware of any facts or circumstances which could result in the revocation or suspension of any of the foregoing; and
                  (D) Employee has not been, nor is he currently, the subject of any formal or informal inquiry or investigation with respect to violation of any regulatory organization, nor has the Employee been found or alleged to have been in violation of, or entered into any consent decree or other settlement of any allegations of, any governmental, academic or self regulatory organization or agency, including without limitation any securities regulation or self-regulatory organization rules or regulations relating to securities.

                           (ii) Schedule B to the Disclosure Letter is a complete and accurate schedule as of the date hereof of: (A) the individuals that Employee represents as a duly certified player's agent listed with the NFLPA; (B) the current annual compensation amounts of each individual (including revenues from endorsement income broken out and so identified); (C) the number of years remaining on each player's existing contract and the salary and guaranteed bonus and other payments due to the player thereunder, and; (D) the percentage of the respective annual compensation amounts of the listed individuals that Employee has contracted to receive as commission (cumulatively, "Employee's Client Business") pursuant to signed and valid agent agreements, which to his best knowledge have not been or are not being or threatened to be terminated or breached by any party thereto. There are no unpaid fees due to the Employee as of the date hereof from any such individuals, or any individuals for whom the Employee has acted as a certified player's agent since January 1, 1994, which have not been paid in full.

                           (iii) Except as set forth in the  Disclosure  Letter,
                  neither the execution and delivery of this Agreement by the Employee, the engagement by the Corporation of the Employee nor the performance of the activities to be conducted by the Employee contemplated hereby violates, or contradicts, the provisions of any agreement or other instrument or restriction, or any judgment, order or decree of any governmental, academic or self regulatory organization or agency, to which the Employee is a party or which is binding upon the Employee.

                           (iv) The Employee  hereby  represents that he has not
                  and will not have at any time in the future any direct or indirect financial interest in or with any individual or entity conducting business with the Corporation or any affiliate of WW unless disclosed in advance in writing to, and with the consent of, the President of WW. Nothing herein shall be construed, however, to prevent the Employee from owning not more than 5% of the outstanding securities of any entity that is listed on a national securities exchange or traded in the over-the-counter market.

         3. Client List Assignment. By executing this Agreement, and as more fully set forth in Exhibit A hereof, Employee hereby assigns the rights and interests to the revenue generated by any individuals or entities signed to a valid representation agreement, or with whom material discussions regarding entering a representation agreement were had by the Employee, the Corporation or any of its employees or affiliates during the period commencing with the start of Employee's employment, and continuing for the term of this Agreement and any extensions hereof (the "Corporation's Clients"). Employee hereby also assigns to the Corporation all other revenues generated by the performance of any of his duties hereunder during the term of this Agreement.

         4. Employee Certification. Employee covenants to maintain his listing with the NFLPA and with all necessary governmental and self-regulatory agencies and organizations. In addition, Employee agrees to apply for any additional certifications as from time to time may be deemed necessary by the Chairman of the Board of WW for the development of the Corporation's Business.

         5.       Corporation's Budget.

                  Attached as Schedule C to the Disclosure Letter is a projected one year budget which the Employee has prepared and which the Employee believes reasonably and accurately estimates the income from, expenses associated with, and capital needed for, the operation of the Corporation and the development of the Corporation's Business. Employee, in his capacity as President of the Corporation, covenants to cause the Corporation to adhere, within a range of 15%, to the projected expense budget as set forth on such Schedule C and as administered or modified by the Employee in such manner as approved by the Board of Directors of WW.

         6.       Compensation.

                  (a) Salary. During the term of this Agreement, the Corporation shall pay to Employee a base salary at the rate of $190,000 per annum in accordance with the Corporation's regular payroll practice, but in no event less than two times a month.

                  (b) Cash Bonus. Concurrently with the execution of this Agreement, the Corporation shall pay to the Employee, as signing bonus, a lump sum of $75,000 (less withholding taxes and other applicable payroll deductions). It is understood, however, that if before December 31, 1998 this Agreement is either (A) terminated by the Company "for cause" (as defined in Paragraph 9 hereof and adjudicated by court of competent jurisdiction) or (B) the Employee resigns, other than as a result of a breach of this Agreement by the Corporation, the Employee shall repay such bonus to the Corporation. The Board of Directors will review, on a quarterly basis, the contribution, if any, of the Employee to the business operations of WW outside of the Corporation. Based upon such review, Employee may receive cash or other bonuses as determined at the discretion of the Chairman of the Board of the Corporation.

                  (c) Stock Option Plan. Employee shall be eligible to receive options to purchase shares of the Common Stock of WW ("Options") under the WW Stock Option Plan, pursuant to the terms and conditions set forth therein, as applicable to employees of WW's subsidiaries, subject to the discretion of the WW Board of Directors or any committee thereof. Such grants, if any, shall be commensurate with the Employee's role in WW, on a consolidated basis.

                  (d)   Travel and Entertainment Reimbursement.

                        (i) Each month during the Term of this Agreement, Employee shall submit to the Corporation an employee expense reimbursement form with respect to all reasonable expenses incurred by Employee in connection with the performance of his duties hereunder, including without limitation expenses incurred in connection with local travel expenses set forth in Paragraph (e), below. Employee acknowledges that he shall obtain the prior written approval of WW before incurring any commitment, expense or other expenditure in excess of $3,000. Each reimbursement form shall be accompanied by copies of appropriate receipts and/or invoices and shall be in a form and in sufficient detail so as to facilitate compliance with applicable Internal Revenue Service guidelines and regulations. The Corporation shall reimburse Employee for such reasonable expenses within fifteen (15) days of the date of the submission of Employee's monthly reimbursement form.

                        (ii) Employee shall be given a corporate  credit card or
                  access to other corporate credit facilities, in accordance with the policies established from time to time by the Corporation, coincidental with their establishment by WW or the Corporation for use in Corporation matters.

                  (e) Automobile Credits. Employee shall be reimbursed for up to $1,000 per month during the term of this Agreement for local travel expenses incurred, including, in his discretion, for the rental, leasing, purchase or other procurement, parking, maintenance and operation of an automobile. Employee shall submit to the Corporation appropriate expense reimbursement forms to receive such reimbursement.

                  (f) Disability Compensation. If the Employee becomes unable to substantially perform his duties hereunder due to physical or mental disability or incapacity (is "Disabled") he shall be allowed to continue to receive payment of his salary, at his base salary rate set forth in 6(a) above, for a period of time totaling either: (i) three (3) consecutive months; or (ii) an aggregate of six (6) months during the Term of this Agreement ("Disability Compensation"). Non-consecutive periods of absence for Disability taken during the Term shall be aggregated and counted against such six (6) month period. The amount of Disability Compensation payable to Employee shall be reduced by the aggregate amount of all income disability benefits which for such period he may receive or to which he may be entitled by reason of (i) any group health insurance plan which is intended to function as a salary replacement plan, (ii) any applicable compulsory state disability law, (iii) the Federal Social Security Act, (iv) any applicable workmen's compensation law or similar law, (v) any plan towards which the Corporation or any parent, subsidiary or affiliate of the Corporation has contributed or for which it has made payroll deductions, such as group accident or health policies, other than those which reimburse for actual medical expenses, and (vi) any income Employee may receive from third parties for his performance of any services.

                  (g) Medical Insurance; Life Insurance. Employee shall be provided Medical Insurance benefits commensurate, in amount and scope of coverage, with those benefits generally provided by WW to its key employees consistent with the policies and practices established from time-to-time by WW's Board of Directors. The Corporation shall purchase a term life insurance policy for the benefit of the Employee with an annual premium payout obligation not to exceed $750.

         7. GAAP Accounting to be Used. Except as otherwise specifically stated herein, all calculations made by either party for any purpose set forth in this Agreement shall be made in accordance with GAAP.

         8. Termination on Disability or Death. In the event that Employee is Disabled for: (a) a period of three (3) or more consecutive months; or (b) six
(6) months in the aggregate during the Term of this Agreement, either the Corporation or the Employee shall have the right to terminate this Agreement, and Employee's employment hereunder, upon thirty (30) days' prior written notice. In the event that Employee is able to render, and recommences rendering, services and performing his duties hereunder to the satisfaction of WW's Board of Directors within such thirty (30) day notice period, Employee shall be reinstated. If Employee dies during the term of this Agreement, this Agreement shall terminate immediately upon his death, any benefits unvested as of such date shall lapse unless otherwise specifically made to vest by other written agreement, and all of Employee's assignments hereunder shall become irrevocable.

         9.       Termination; Termination for Certain Causes.

                  (a) The Corporation may terminate this Agreement at any time "for cause." As used herein, "for cause" shall mean the Employee's gross negligence, misfeasance, malfeasance in the performance of his services hereunder, conviction of any fraud or felony, the commission of acts which in the reasonable determination of the Board of Directors may be damaging to the business or reputation of the Corporation or WW, the material breach by the Employee of any provision hereof, or the Employee's misappropriation of funds.

                  (b) From and after December 31, 1998 either the Corporation or the Employee may, but neither is obligated to, terminate this Agreement on sixty
(60) days' prior written notice to the other.
                  (c) In the event of a termination of this Agreement by the Corporation pursuant to Paragraph 9(b) hereof, or in the event of the non-renewal of this Agreement at the end of the Term hereof, then (i) the Corporation shall, within ten (10) business days after receipt thereof, pay to the Employee 50% of the revenues to be derived from the Corporation's Clients, after deduction of direct expenses applicable to the Corporation's Clients, and
(ii) the Employee shall, within ten (10) business days after receipt thereof, pay to the Corporation 50% of the revenues to be derived from the Corporation's Clients, after deduction of direct expenses applicable to the Corporation's Clients, received by Employee or his future employers, affiliates, representatives, or those acting in concert therewith. It is understood, however, that in the event of the termination of this Agreement as a result of
(i) the termination by the Corporation of the Employee's employment "for cause"; or (ii) the voluntary termination of this Agreement by the Employee at any time during the Term hereof, then (A) the Corporation shall, within ten (10) business days after receipt thereof, pay to the Employee 40% of the revenue to be derived from the Corporation's Clients after deduction of direct expenses applicable thereto, and (B) the Employee shall, within ten (10) business days after receipt thereof, pay to the Corporation 60% of the revenues to be derived from the Corporation's Clients, after deduction of direct expenses applicable to the Corporation's Clients, received by Employee or his future employers, affiliates, representatives, or those acting in concert therewith. The payments under this Paragraph 9(c) shall be in lieu of any other claims for damages as a result of such termination.

         10.      Confidentiality.

                  (a) Employee  understands and acknowledges that as a result of
Employee's involvement with the Corporation's Business he is or shall necessarily become informed of, and have access to, confidential information of the Corporation, WW and their respective affiliates, clients, licensees, franchises, subsidiaries and joint ventures (collectively the "Worldwide Network"), including without limitation, trade secrets, know-how, plans, specifications and the identity of clients. The Employee understands and acknowledges that such information, to the extent it is not directly related to the Employee's Client Business or the Corporation's Clients for whom the Employee acts as exclusive player's agent, even though it may have been or may be developed or otherwise acquired by Employee during his employment with the Corporation, is the exclusive property of the Worldwide Network to be held by Employee in trust and solely for the Worldwide Network's benefit and Employee shall not at any time, either during or subsequent to his employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of the Worldwide Network's confidential information not directly related to the Employee's Client Business or the Corporation's Clients for whom he acts as exclusive Player's Agent, without the written consent of the Corporation's or WW's Board of Directors, except for use on behalf of the Corporation in connection with the Corporation's Business, and except for such information (i) known to the Employee on the date hereof and (ii) which legally and legitimately is or becomes disclosed by authorized sources other than Employee.

                  (b) Upon the termination of his employment with the Corporation for any reason, Employee shall promptly deliver to the Corporation all manuals, letters, notes, notebooks, reports and copies thereof and all other materials, including, without limitation, those of a secret or confidential nature, relating to the Corporation's Business which are in Employee's possession or control.

         11.      Non-Competition.

                  (a) During his employment with the Corporation, Employee shall refer to WW all opportunities within the scope of business of the Worldwide Network presented to Employee, and Employee shall not, anywhere in the United States of America, or elsewhere in the world (or for such lesser area as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of the Employee), directly or indirectly:

                        (i) engage in any activities directly or indirectly competitive with the Corporation's Business or with the interests of the Worldwide Network or any of them;

                        (ii) otherwise  divert or attempt to divert any business
                  whatsoever from the Worldwide Network; solicit or attempt to solicit, for any non-Corporation business endeavor, any employee of the Worldwide Network or any of them; or

                        (iii)  interfere  in  any  material   respect  with  any
                  business relationship between any of the Worldwide Network and any other person.

         12. Remedies and Survival. Because the Corporation does not have an adequate remedy at law to protect its business from Employee's competition or to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Paragraphs 10 and 11, be available to the Corporation. The provisions of Paragraphs 3 (subject to paragraph 9), 9 and 10, and this Paragraph 12, shall survive any termination of Employee's employment with the Corporation.

         13.   Entire   Agreement.   This   Agreement   sets  forth  the  entire
understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous understanding with respect to its subject matter, and shall not be modified or terminated except by another agreement in writing executed by the Corporation and Employee. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

         14. Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

         15. Successors and Assigns. Neither party shall have the right to assign this personal agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets and business of the Corporation to another party under the control of Marc Roberts, or upon the merger or consolidation of the Corporation with another corporation under the control of Marc Roberts, this Agreement shall inure to the benefit of, and be binding upon, both Employee and such party purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other party were the Corporation. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and assigns. For the purpose of this paragraph, "control" means the ownership of at least a numerical majority of the equity ownership of the Corporation.

         16. Communications. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time when mailed in any United States post office enclosed in a registered or certified postage-paid envelope and addressed as set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other parties, or delivered by Federal Express or a similar overnight courier to such address; provided, however, that any notice of change of address shall be effective only upon receipt.

         17. Construction; Counterparts. The headings contained in this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. References in this Agreement to Paragraphs are to the sections of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         18. Governing Law Jurisdiction. This Agreement and the exhibits hereto shall be construed in accordance with and governed by the laws of the State of New York without giving effect to that State's conflict of laws principles. By executing this Agreement, the Corporation and the Employee consent to the exclusive personal jurisdiction and venue of the State and Federal courts sitting in New York County for any action or proceedings arising out of this Agreement or the subject matter hereof and the Corporation and the Employee irrevocably waive any defense or claims in any such actions or proceedings based on lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis, to the maximum extent permitted by law.

         19. No Third Party Beneficiary. No provision in this Agreement shall constitute any person or entity a third party beneficiary. Without limiting the foregoing, in no event shall any person, other than the parties hereto and their successors or assigns have any claims for breach of this Agreement.

         20. Product of Negotiation. The terms of this Agreement are the product of mutual negotiation and compromise between Employee and the Corporation. The meaning, effect and terms of this Agreement have been discussed by both parties with their respective counsel and are fully understood and agreed upon by the parties hereto. In the event of an ambiguity in the interpretation of this Agreement and its Exhibits, neither party shall be deemed to have been the draftsman thereof.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.




                         /s/ Joel Segal

                         WORLDWIDE FOOTBALL MANAGEMENT,INC.


                         By: /s/ Marc Roberts, Chairman of the Board